Exhibit 10.6
STOCKHOLDER AND REGISTRATION RIGHTS AGREEMENT
by and between
FEDEX FREIGHT HOLDING COMPANY, INC.
and
FEDEX CORPORATION
Dated as of May 31, 2026

EXHIBIT A  Form of Agreement to be Bound

i

STOCKHOLDER AND REGISTRATION RIGHTS AGREEMENT
This STOCKHOLDER AND REGISTRATION RIGHTS AGREEMENT, dated as of May 31, 2026 (this “Agreement”), is entered into by and between FedEx Freight Holding Company, Inc., a Delaware corporation (“SpinCo”), and FedEx Corporation, a Delaware corporation (“RemainCo”). Each of RemainCo and SpinCo is sometimes referred to herein as a “Party” and collectively, as the “Parties.” Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to such terms in the Separation and Distribution Agreement, dated as of May 28, 2026, by and between the Parties (the “Separation Agreement”).
WHEREAS, the Parties entered into the Separation Agreement, pursuant to which RemainCo intends to effect the Distribution;
WHEREAS, RemainCo intends for the Distribution to take place pursuant to a registration statement on Form 10 (the “Distribution Registration Statement”);
WHEREAS, following the Distribution, RemainCo will retain 19.9% of the outstanding shares of SpinCo Common Stock (the “Retained Shares”) and no later than twenty-four (24) months following the SpinCo Contribution transfer any Remainder SpinCo Shares to holders of Eligible RemainCo Debt in satisfaction of such debt, distribute the Remainder SpinCo Shares to holders of RemainCo Common Stock as a special dividend and/or transfer the Remainder SpinCo Shares to holders of RemainCo Common Stock;
WHEREAS, SpinCo desires to grant to RemainCo the Registration Rights (as defined below) for the Registrable Securities (as defined below), pursuant to the terms and subject to the conditions set forth in this Agreement; and
WHEREAS, RemainCo desires to grant to SpinCo a proxy to vote the Remainder SpinCo Shares in proportion to the votes cast by SpinCo’s other stockholders, pursuant to the terms and subject to the conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, promises and covenants contained in this Agreement, the Parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1   Defined Terms.   As used in this Agreement, the following terms shall have the following meanings:
(1)   “Agreement” shall have the meaning set forth in the preamble hereto.
(2)   “Ancillary Filings” shall have the meaning set forth in Section 2.4(a)(i).
(3)   “Convertible or Exchange Registration” shall have the meaning set forth in Section 2.7(a).
(4)   “Demand Registration” shall have the meaning set forth in Section 2.1(a).
(5)   “Distribution Registration Statement” shall have the meaning set forth in the recitals hereto.
(6)   “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(7)   “Exchange Offer” means an exchange offer of Registrable Securities for outstanding securities of a Holder.
(8)   “Exchanges” means one or more Public Exchanges or Private Exchanges.
(9)   “Holder” means RemainCo or any of its Subsidiaries, so long as such Person holds any Registrable Securities, and any Person owning Registrable Securities who is a Permitted Transferee of rights under Section 4.2.

(10)   “Holder Indemnified Parties” shall have the meaning set forth in Section 2.9(a).
(11)   “Indemnified Parties” shall have the meaning set forth in Section 2.9(b).
(12)   “Initiating Holder” shall have the meaning set forth in Section 2.1(a).
(13)   “Participating Investors” means such investment banks or other Persons that are not part of the RemainCo Group that engage, directly or indirectly, in any Exchange with one or more members of the RemainCo Group.
(14)   “Permitted Transferee” means any Transferee and any Subsequent Transferee.
(15)   “Piggyback Registration” shall have the meaning set forth in Section 2.2(a).
(16)   “Private Exchange” means a private exchange pursuant to which one or more members of the RemainCo Group shall Sell some or all of their Registrable Securities to one or more Participating Investors in exchange, directly or indirectly, for any equity interest of RemainCo or the satisfaction of Debt, in a transaction or series of transactions not required to be registered under the Securities Act.
(17)   “Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.
(18)   “Public Exchange” means a public exchange pursuant to which one or more members of the RemainCo Group shall Sell some or all of their Registrable Securities to one or more Participating Investors in exchange, directly or indirectly, for any equity interest of RemainCo or the satisfaction of Debt, in a transaction or series of transactions registered under the Securities Act.
(19)   “Registrable Securities” means any Retained Shares and any securities issued or issuable directly or indirectly with respect to, in exchange for, upon the conversion of or in replacement of the Retained Shares, whether by way of a dividend or distribution or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, exchange or other reorganization. The term “Registrable Securities” excludes any security (i) the offering and Sale of which has been Registered under the Securities Act and which has been Sold in accordance with a Registration Statement, (ii) that has been Sold pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) that may be Sold pursuant to Rule 144 (or any successor provision) under the Securities Act without being subject to the volume limitations in subsection (e) of such rule or (iv) that has been sold by a Holder in a transaction in which such Holder’s rights under this Agreement are not, or cannot be, assigned.
(20)   “Registration” means a registration with the SEC of the offer and Sale to the public of any SpinCo Common Stock under a Registration Statement. The terms “Register,” “Registered” and “Registering” shall have a correlative meaning.
(21)   “Registration Expenses” means all expenses incident to SpinCo’s performance of or compliance with this Agreement, including any: (i) registration, qualification and filing fees; (ii) expenses incurred in connection with the preparation, printing and filing under the Securities Act of the Registration Statement, any Prospectus and any issuer free writing prospectus and the distribution thereof; (iii) the fees and expenses of SpinCo’s counsel and independent accountants (including the expenses of any comfort letters or costs associated with the delivery by SpinCo Group members’ independent certified public accountants of comfort letters customarily requested by underwriters); (iv) the reasonable fees and expenses of not more than one firm of attorneys acting as legal counsel for all of the Holders in the relevant Registration and Sale; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the state or foreign securities or blue sky laws and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel); (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of an offering by, Financial Industry Regulatory Authority, Inc.; (viii) expenses incurred in connection with any “road show” presentation to potential investors; (ix) printing expenses, messenger, telephone and delivery expenses; (x) internal expenses of SpinCo (including all salaries and expenses of employees of SpinCo performing legal or accounting duties); and (xi) fees and expenses of listing any Registrable Securities on any securities exchange on which shares of SpinCo Common

Stock are then listed; but excluding any internal expenses of the Holder, any underwriting discounts or commissions attributable to the Sale of any Registrable Securities and any stock transfer taxes.
(22)   “Registration Period” shall have the meaning set forth in Section 2.1(c).
(23)   “Registration Rights” means the rights of the Holders to cause SpinCo to Register Registrable Securities pursuant to this Agreement.
(24)   “Registration Statement” means any registration statement of SpinCo filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.
(25)   “Required Reports” shall have the meaning set forth in Section 2.10.
(26)   “Retained Shares” shall have the meaning set forth in the recitals hereto.
(27)   “Sale” means the direct or indirect transfer, sale, assignment or other disposition of a security. The terms “Sell” and “Sold” have correlative meanings.
(28)   “SEC” means the U.S. Securities and Exchange Commission.
(29)   “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(30)   “Shares” means all shares of SpinCo Common Stock that are beneficially owned by RemainCo or any Permitted Transferee from time to time, whether or not held immediately following the Distribution.
(31)   “Shelf Registration” means a Registration Statement of SpinCo for an offering to be made on a delayed or continuous basis of SpinCo Common Stock pursuant to Rule 415 under the Securities Act (or similar provisions then in effect).
(32)   “SpinCo” shall have the meaning set forth in the preamble hereto.
(33)   “SpinCo Indemnified Parties” shall have the meaning set forth in Section 2.9(b)
(34)   “SpinCo Notice” shall have the meaning set forth in Section 2.1(a).
(35)   “SpinCo Public Sale” shall have the meaning set forth in Section 2.2(a).
(36)   “SpinCo Takedown Notice” shall have the meaning set forth in Section 2.1(f).
(37)   “Subsequent Transferee” shall have the meaning set forth in Section 4.2(b).
(38)   “Takedown Notice” shall have the meaning set forth in Section 2.1(f).
(39)   “Transferee” shall have the meaning set forth in Section 4.2(b).
(40)   “Underwritten Offering” means a Registration in which securities of SpinCo are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.
(41)   “Remainder SpinCo Shares” shall have the meaning set forth in the Separation Agreement.
(42)   “RemainCo” shall have the meaning set forth in the preamble hereto.
Section 1.2   References; Interpretation.   Section 1.2 of the Separation Agreement shall apply to this Agreement mutatis mutandis.

ARTICLE II
REGISTRATION RIGHTS
Section 2.1   Registration.
(a)   Request.   Any Holder(s) of Registrable Securities (collectively, the “Initiating Holder”) shall have the right (including, for the avoidance of doubt, in connection with its rights pursuant to Section 2.7) to request that SpinCo file a Registration Statement with the SEC on the appropriate registration form for all or part of the Registrable Securities held by such Initiating Holder by delivering a written request to SpinCo specifying the number of shares of Registrable Securities such Initiating Holder wishes to Register (a “Demand Registration”). SpinCo shall (i) within five (5) days of the receipt of such request, give written notice of such Demand Registration to all Holders of Registrable Securities (the “SpinCo Notice”), (ii) use its reasonable best efforts to prepare and file a Registration Statement as expeditiously as possible in respect of such Demand Registration and in any event within thirty (30) days of receipt of the request, and (iii) use its reasonable best efforts to cause such Registration Statement to become effective as expeditiously as possible. SpinCo shall include in such Registration all Registrable Securities that the Holders request to be included within the ten (10) days following their receipt of the SpinCo Notice.
(b)   Limitations of Demand Registrations.   There shall be no limitation on the number of Demand Registrations pursuant to Section 2.1(a); provided, however, that the Holder(s) may not require SpinCo to effect a Demand Registration within sixty (60) days after the effective date of a previous registration by SpinCo, other than a Shelf Registration, effected pursuant to this Section 2.1 (it being understood that the Distribution Registration Statement shall not be treated as a Demand Registration). In the event that any Person shall have received rights to Demand Registrations pursuant to Section 2.7 or Section 4.2, and such Person shall have made a Demand Registration request, such request shall be treated as having been made by the Holder(s). The Registrable Securities requested to be Registered pursuant to Section 2.1(a) must represent (i) an aggregate offering price of Registrable Securities that is reasonably expected to equal at least $100,000,000 (or its equivalent if the Registrable Securities are to be offered in an Exchange Offer) or (ii) all of the remaining Registrable Securities owned by the requesting Holder and its Affiliates.
(c)   Effective Registration.   SpinCo shall be deemed to have effected a Registration for purposes of Section 2.1(a) if the Registration Statement is declared effective by the SEC or becomes effective upon filing with the SEC, and remains effective until the earlier of (i) the date when all Registrable Securities thereunder have been sold and (ii) ninety (90) days from the effective date of the Registration Statement (the “Registration Period”). No Registration shall be deemed to have been effective if the conditions to closing specified in the underwriting agreement or dealer-manager agreement, if any, entered into in connection with such Registration are not satisfied by reason of any member of the SpinCo Group. If, during the Registration Period, such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other Governmental Entity or the need to update or supplement the Registration Statement, the Registration Period shall be extended on a day-for-day basis for any period the Holder is unable to complete an offering as a result of such stop order, injunction or other order or requirement of the SEC or other Governmental Entity.
(d)   Underwritten Offering; Exchange Offer.   If the Initiating Holder so indicates at the time of its request pursuant to Section 2.1(a), such offering of Registrable Securities shall be in the form of an Underwritten Offering or an Exchange Offer and SpinCo shall include such information in the SpinCo Notice. In the event that the Initiating Holder intends to Sell the Registrable Securities by means of an Underwritten Offering or Exchange Offer, the right of any Holder to include Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering or Exchange Offer and the inclusion of such Holder’s Registrable Securities in the Underwritten Offering or Exchange Offer.
(e)   Priority of Securities in an Underwritten Offering.   If the managing underwriter or underwriters of a proposed Underwritten Offering, including an Underwritten Offering from a Shelf Registration, pursuant to this Section 2.1 informs the Holders with Registrable Securities in the proposed Underwritten Offering in writing that, in its or their opinion, the number of Registrable Securities requested to be included in such Underwritten Offering exceeds the number that can be sold in such Underwritten Offering without being likely to have an adverse effect on the price, timing or distribution of the Registrable Securities offered or the market for the Registrable Securities offered, then the number of Registrable Securities to be included in such Underwritten Offering shall be reduced to such number that can be sold without such adverse effect and the Registrable Securities to be included in such Underwritten Offering shall be: (i) first, Registrable Securities requested by RemainCo to be included in such Underwritten Offering; (ii) second, Registrable Securities requested by all other Holders to be included in such Underwritten Offering on a pro rata basis calculated based on the number of shares requested to be registered; and (iii) third, all other Registrable Securities requested and otherwise eligible to be included in such Underwritten Offering (including Registrable Securities to be sold for the account of SpinCo if the applicable Registration Statement is not being filed for a primary offering of SpinCo) on a pro rata basis calculated based on the number of shares requested to be registered. In the event the Initiating Holder notifies SpinCo that such Registration Statement shall be abandoned or withdrawn, such Holder shall not be deemed to have requested a Demand Registration pursuant to Section 2.1(a), and SpinCo shall not be deemed to have made a Demand Registration request pursuant to Section 2.1(a) and Section 2.1(c).
(f)   Shelf Registration.   Within thirty (30) days following the date hereof, SpinCo shall use its reasonable best efforts to Register all of the Registrable Securities on a Shelf Registration on Form S-1 (or any successor form). There shall be no limitations on the number of Underwritten Offerings pursuant to a Shelf Registration. Any Holder of Registrable Securities included on a Shelf Registration shall have the right to request that SpinCo cooperate in a shelf takedown at any time, including an Underwritten Offering, by delivering a written request thereof to SpinCo specifying the number of shares of Registrable Securities such Holder wishes to include in the shelf takedown (“Takedown Notice”). SpinCo shall (i) within five (5) days of the receipt of a Takedown Notice for an Underwritten Offering, give written notice of such Takedown Notice to all Holders of Registrable Securities included on such Shelf Registration (“SpinCo Takedown Notice”), and (ii) take all actions reasonably requested by such Holder, including the filing of a Prospectus supplement and the other actions described in Section 2.4, in accordance with the intended method of distribution set forth in the Takedown Notice as expeditiously as possible. If the takedown is an Underwritten Offering, SpinCo shall include in such Underwritten Offering all Registrable Securities that the Holders request to be included within the two (2) days following their receipt of the SpinCo Takedown Notice. If the takedown is an Underwritten Offering, the Registrable Securities requested to be included in a shelf takedown must represent (i) an aggregate offering price of Registrable Securities that is reasonably expected to equal at least $100,000,000 or (ii) all of the remaining Registrable Securities owned by the requesting Holder and its Affiliates. Notwithstanding anything else to the contrary in this Agreement, the requirement to deliver a Takedown Notice and the piggyback rights described in this Section 2.1(f) shall not apply to an Underwritten Offering that constitutes a bought deal.
(g)   SEC Form.   SpinCo may Register the Registrable Securities on Form S-3 (or any successor form) or Form S-1 (or any successor form) or Form S-4 (in the case of an Exchange Offer). If a Demand Registration is a Convertible or Exchange Registration, SpinCo shall effect such Registration on the appropriate Form under the Securities Act for such Registrations. All Demand Registrations shall comply with applicable requirements of the Securities Act and, together with each Prospectus included, filed or otherwise furnished by SpinCo in connection therewith, shall not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
Section 2.2   Piggyback Registrations.
(a)   Participation.   If SpinCo proposes to file a Registration Statement under the Securities Act with respect to any offering of SpinCo Common Stock for its own account and/or for the account of any other Persons (other than a Registration (i) under Section 2.1 hereof, (ii) pursuant to a Registration Statement on Form S-8 or Form S-4 or similar form that relates to a transaction subject to Rule 145 under the Securities Act, (iii) pursuant to any form that does not include substantially the same information as would be required to be included in a Registration Statement covering the Sale of Registrable Securities, (iv) in connection with any dividend reinvestment or similar plan, (v) for the sole purpose of offering securities to another entity or its security holders in connection with the acquisition of assets or securities of such entity or any similar transaction or (vi) in which the only SpinCo Common Stock being Registered is SpinCo Common Stock issuable upon conversion of debt securities or convertible preferred stock that are also being Registered) (a “SpinCo Public Sale”), then, as soon as practicable (but in no event less than fifteen (15) days prior to the proposed date of filing such Registration Statement), SpinCo shall give written notice of such proposed filing to each Holder, and such notice shall offer such Holders the opportunity to Register under such Registration Statement such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”). Subject to this Section 2.2(a) and Section 2.2(c), SpinCo shall include in such Registration Statement all such Registrable Securities that are requested to be included therein within fifteen (15) days after the receipt of any such notice; provided, however, that if, at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, SpinCo shall determine for any reason not to Register or to delay Registration of such securities, SpinCo may, at its election, give written notice of such determination to each such Holder and, thereupon, (i) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration, without prejudice, however, to the rights of any Holder to request that such Registration be effected as a Demand Registration under Section 2.1, and (ii) in the case of a determination to delay Registration, shall be permitted to delay Registering any Registrable Securities for the same period as the delay in Registering such other shares of SpinCo Common Stock. No Registration effected under this Section 2.2 shall relieve SpinCo of its obligation to effect any Demand Registration under Section 2.1. If the offering pursuant to a Registration Statement pursuant to this Section 2.2 is to be an Underwritten Offering, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.2(a) shall, and SpinCo shall use reasonable best efforts to coordinate arrangements with the underwriters so that each such Holder may, participate in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.2(a) shall, and SpinCo shall use reasonable best efforts to coordinate arrangements so that each such Holder may, participate in such offering on such basis. SpinCo’s filing of a Shelf Registration shall not be deemed to be a SpinCo Public Sale; provided, however, that the proposal to file any Prospectus supplement filed pursuant to a Shelf Registration with respect to an offering of SpinCo Common Stock for its own account and/or for the account of any other Persons will be a SpinCo Public Sale unless such offering qualifies for an exemption from the SpinCo Public Sale definition in this Section 2.2(a); provided, further that if SpinCo files a Shelf Registration for its own account and/or for the account of any other Persons, SpinCo agrees that it shall use its reasonable best efforts to include in such Registration Statement such disclosures as may be required by Rule 430B under the Securities Act in order to ensure that the Holders may be added to such Shelf Registration at a later time through the filing of a Prospectus supplement rather than a post-effective amendment.
(b)   Right to Withdraw.   Each Holder shall have the right to withdraw such Holder’s request for inclusion of its Registrable Securities in any Underwritten Offering pursuant to this Section 2.2 at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to SpinCo of such Holder’s request to withdraw and, subject to the preceding clause, each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof.
(c)   Priority of Piggyback Registration.   If the managing underwriter or underwriters of any proposed Underwritten Offering of a class of Registrable Securities included in a Piggyback Registration informs SpinCo and the Holders in writing that, in its or their opinion, the number of securities of such class which such Holder and any other Persons intend to include in such Underwritten Offering exceeds the number which can be sold in such Underwritten Offering without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Underwritten Offering shall be reduced to such number that can be sold without such adverse effect and the securities to be included in the Underwritten Offering shall be (i) first, all securities of SpinCo or any other Persons for whom SpinCo is effecting the Underwritten Offering, as the case may be, proposes to Sell; (ii) second, Registrable Securities requested by RemainCo to be included in such Underwritten Offering; (iii) third, Registrable Securities requested by all other Holders to be included in such Underwritten Offering on a pro rata basis calculated based on the number of shares requested to be registered; and (iv) fourth, all other securities requested and otherwise eligible to be included in such Underwritten Offering (including securities to be sold for the account of SpinCo if the applicable Registration Statement is not being filed for a primary offering of SpinCo) on a pro rata basis calculated based on the number of shares requested to be registered.

Section 2.3   Selection of Underwriter(s), Etc..   In any Underwritten Offering pursuant to Section 2.1 or Section 2.2 that is not a SpinCo Public Sale, RemainCo, in the event RemainCo is participating in such Underwritten Offering, or the Holders of a majority of the outstanding Registrable Securities being included in the Underwritten Offering or Exchange Offer, in the event RemainCo is not participating in such Underwritten Offering or Exchange Offer, shall select the underwriter(s), dealer-manager(s), financial printer, solicitation and/or exchange agent (if any) and Holder’s counsel for such Underwritten Offering or Exchange Offer. In any SpinCo Public Sale, SpinCo shall select the underwriter(s), dealer-manager(s), financial printer, solicitation and/or exchange agent (if any) and RemainCo, in the event RemainCo is participating in such Underwritten Offering or Exchange Offer, or the Holders of a majority of the outstanding Registrable Securities being included in the SpinCo Public Sale, in the event RemainCo is not participating in such Underwritten Offering or Exchange Offer, shall select counsel to the Holder(s).
Section 2.4   Registration Procedures.
(a)   In connection with the Registration and/or Sale of Registrable Securities pursuant to this Agreement, through an Underwritten Offering or otherwise, SpinCo shall use reasonable best efforts to effect or cause the Registration and the Sale of such Registrable Securities in accordance with the intended methods of Sale thereof and:
(i)   prepare and file the required Registration Statement including all exhibits and financial statements and, in the case of an Exchange Offer, any document required under Rule 425 or Rule 165 with respect to such Exchange Offer (collectively, the “Ancillary Filings”) required under the Securities Act to be filed therewith, and before filing with the SEC a Registration Statement or Prospectus, or any amendments or supplements thereto, (A) furnish to the underwriters or dealer-managers (or other financial institutions facilitating the resale of Registrable Securities pursuant to any Registration Statement), if any, and to the Holders, copies of all documents prepared to be filed, which documents shall be subject to the review and comment of such underwriters or dealer-managers (or other financial institutions facilitating the resale of Registrable Securities pursuant to any Registration Statement) and such Holders and their respective counsel, and provide such underwriters or dealer-managers (or other financial institutions facilitating the resale of Registrable Securities pursuant to any Registration Statement), if any, and such Holders and their respective counsel reasonable time to review and comment thereon and (B) not file with the SEC any Registration Statement or Prospectus or amendments or supplements thereto or any Ancillary Filing (which shall not, for the avoidance of doubt, include any Required Reports) to which the Holders or the underwriters or dealer-managers (or other financial institutions facilitating the resale of Registrable Securities pursuant to any Registration Statement), if any, shall reasonably object;
(ii)   except in the case of a Shelf Registration or Convertible or Exchange Registration, prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the Sale of all of the Shares Registered thereon until the earlier of (A) such time as all of such Shares have been Sold in accordance with the intended methods of Sale set forth in such Registration Statement or (B) the expiration of nine (9) months after such Registration Statement becomes effective;
(iii)   in the case of a Shelf Registration, prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the Sale of all Shares subject thereto for a period ending thirty-six (36) months after the effective date of such Registration Statement;
(iv)   in the case of a Convertible or Exchange Registration, prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the Sale of all of the Shares subject thereto until such time as the rules, regulations and requirements of the Securities Act and the terms of any applicable convertible securities no longer require such Shares to be Registered under the Securities Act;

(v)   notify the participating Holders and the managing underwriter or underwriters or dealer-managers (or other financial institutions facilitating the resale of Registrable Securities pursuant to any Registration Statement), if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by SpinCo (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, when the applicable Prospectus or any amendment or supplement to such Prospectus has been filed, or any Ancillary Filing has been filed (the public filing thereof with the SEC constituting such notice), (B) of any written comments by the SEC or any request by the SEC or any other Governmental Entity for amendments or supplements to such Registration Statement or such Prospectus or any Ancillary Filing or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order preventing or suspending the use of any preliminary or final Prospectus or any Ancillary Filing or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, the representations and warranties of SpinCo in any applicable underwriting agreement or dealer-manager agreements cease to be true and correct in all material respects, and (E) of the receipt by SpinCo of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or Sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
(vi)   promptly notify each selling Holder and the managing underwriter or underwriters or dealer-managers (or other financial institutions facilitating the resale of Registrable Securities pursuant to any Registration Statement), if any, when SpinCo becomes aware of the occurrence of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) or any Ancillary Filing contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus or any Ancillary Filing in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Holder and the managing underwriter or underwriters or dealer-managers (or other financial institutions facilitating the resale of Registrable Securities pursuant to any Registration Statement), if any, an amendment or supplement to such Registration Statement or Prospectus or any Ancillary Filing which will correct such statement or omission or effect such compliance;
(vii)   use its reasonable best efforts to prevent or obtain the withdrawal of any stop order or other order suspending the use of any preliminary or final Prospectus;
(viii)   promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters or dealer-managers (or other financial institutions facilitating the resale of Registrable Securities pursuant to any Registration Statement), if any, and the Holders may reasonably request in order to permit the intended method of distribution of the Registrable Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;
(ix)   furnish to each selling Holder and each underwriter or dealer-manager (or other financial institutions facilitating the resale of Registrable Securities pursuant to any Registration Statement), if any, without charge, as many conformed copies as such Holder or underwriter or dealer-manager (or other financial institutions facilitating the resale of Registrable Securities pursuant to any Registration Statement) may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);
(x)   deliver to each selling Holder and each underwriter or dealer-manager (or other financial institutions facilitating the resale of Registrable Securities pursuant to any Registration Statement), if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Holder or underwriter or dealer-manager (or other financial institutions facilitating the resale of Registrable Securities pursuant to any Registration

Statement) may reasonably request (it being understood that SpinCo consents to the use of such Prospectus or any amendment or supplement thereto by each selling Holder and the underwriters or dealer-managers (or other financial institutions facilitating the resale of Registrable Securities pursuant to any Registration Statement), if any, in connection with the offering and Sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto) and such other documents as such selling Holder or underwriter or dealer-manager (or other financial institutions facilitating the resale of Registrable Securities pursuant to any Registration Statement) may reasonably request in order to facilitate the Sale of the Registrable Securities by such Holder or underwriter or dealer-manager (or other financial institutions facilitating the resale of Registrable Securities pursuant to any Registration Statement);
(xi)   on or prior to the date on which the applicable Registration Statement is declared effective or becomes effective, use its reasonable best efforts to register or qualify, and cooperate with each selling Holder, the managing underwriter or underwriters or dealer-managers (or other financial institutions facilitating the resale of Registrable Securities pursuant to any Registration Statement), if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and Sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any selling Holder or managing underwriter or underwriters or dealer-managers (or other financial institutions facilitating the resale of Registrable Securities pursuant to any Registration Statement), if any, or their respective counsel reasonably request, and in any foreign jurisdiction mutually agreeable to SpinCo and the participating Holders, in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and so as to permit the continuance of Sales and dealings in such jurisdictions of the United States for so long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement; provided that SpinCo will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;
(xii)   in connection with any Sale of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with each participating Holder and the managing underwriter or underwriters or dealer-managers (or other financial institutions facilitating the resale of Registrable Securities pursuant to any Registration Statement), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive Securities Act legends; and to register such Registrable Securities in such denominations and such names as such selling Holder or the underwriters or dealer-managers (or other financial institutions facilitating the resale of Registrable Securities pursuant to any Registration Statement), if any, may request at least two (2) Business Days prior to such Sale of Registrable Securities; provided that SpinCo may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System;
(xiii)   cooperate and assist in any filings required to be made with the Financial Industry Regulatory Authority and each securities exchange, if any, on which any of SpinCo’s securities are then listed or quoted and on each inter-dealer quotation system on which any of SpinCo’s securities are then quoted, and in the performance of any due diligence investigation by any underwriter or dealer-manager (or other financial institutions facilitating the resale of Registrable Securities pursuant to any Registration Statement) — including any “qualified independent underwriter” — that is required to be retained in accordance with the rules and regulations of each such exchange, and use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters or dealer-managers (or other financial institutions facilitating the resale of Registrable Securities pursuant to any Registration Statement), if any, to consummate the Sale of such Registrable Securities;
(xiv)   not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

provided that SpinCo may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System;
(xv)   obtain for delivery to and addressed to each selling Holder and to the underwriter or underwriters or dealer-managers (or other financial institutions facilitating the resale of Registrable Securities pursuant to any Registration Statement), if any, opinions from outside counsel and the general counsel for SpinCo, in each case dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement or, in the event of an Exchange Offer, the date of the closing under the dealer-manager agreement or similar agreement or otherwise, and in each such case in customary form and content for the type of Underwritten Offering or Exchange Offer, as applicable;
(xvi)   in the case of an Underwritten Offering or Exchange Offer, obtain for delivery to and addressed to SpinCo and the underwriter or underwriters or dealer-managers (or other financial institutions facilitating the resale of Registrable Securities pursuant to any Registration Statement) and, to the extent requested, each participating Holder, a comfort letter from SpinCo’s or other applicable independent certified public accountants in customary form and content for the type of Underwritten Offering or Exchange Offer, dated the date of execution of the underwriting agreement or dealer-manager agreement, or, if none, the date of commencement of the Exchange Offer, and brought down to the closing, whether under the underwriting agreement or dealer-manager agreement, if applicable, or otherwise;
(xvii)   in the case of an Exchange Offer that does not involve a dealer-manager, provide to each participating Holder such customary written representations and warranties or other covenants or agreements as may be requested by any participating Holder comparable to those that would be included in an underwriting agreement or dealer-manager agreement;
(xviii)   use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable, but no later than ninety (90) days after the end of the twelve (12)-month period beginning with the first day of SpinCo’s first full fiscal quarter commencing after the effective date of the applicable Registration Statement (giving effect to any changes in SpinCo’s fiscal periods following such effective date), an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder and covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the Registration Statement;
(xix)   provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;
(xx)   cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of SpinCo’s securities are then listed or quoted and on each inter-dealer quotation system on which any of SpinCo’s securities are then quoted;
(xxi)   provide (A) each Holder participating in the Registration, (B) the underwriters (which term, for purposes of this Agreement, shall include a Person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, of the Registrable Securities to be Registered, (C) the Sale or placement agent therefor, if any, (D) the dealer-manager therefor, (E) counsel for such underwriters or agent or dealer-manager, and (F) any attorney, accountant or other agent or representative retained by such Holder or any such underwriter or dealer-manager (or other financial institutions facilitating the resale of Registrable Securities pursuant to any Registration Statement), as selected by such Holder, the opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the SEC, and each amendment or supplement thereto, and to require the insertion therein of material, furnished to SpinCo in writing, which in the reasonable judgment of such Holder(s) and their counsel should be included; and for a reasonable period prior to the filing of such Registration Statement, upon receipt of such confidentiality agreements as SpinCo may reasonably request, make available upon reasonable notice at reasonable times and for reasonable periods for inspection by the parties referred to in (A) through (F) above, all pertinent financial and other records, pertinent corporate and other documents and properties of SpinCo that are available to SpinCo, and cause all of SpinCo’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available at reasonable times and for reasonable periods to discuss the business of SpinCo and to supply all information available to SpinCo reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility, subject to the foregoing;
(xxii)   to cause the executive officers of SpinCo to participate in customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters or dealer-managers (or other financial institutions facilitating the resale of Registrable Securities pursuant to any Registration Statement) in any Underwritten Offering or Exchange Offer and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto; and
(xxiii)   take all other customary steps reasonably necessary to effect the Registration, offering and Sale of the Registrable Securities.
(b)   As a condition precedent to any Registration hereunder, SpinCo may require each Holder as to which any Registration is being effected to furnish to SpinCo such information regarding the distribution of such securities and such other information relating to such Holder, its ownership of Registrable Securities and other matters as SpinCo may from time to time reasonably request in writing. Each such Holder agrees to furnish such information to SpinCo and to cooperate with SpinCo as reasonably necessary to enable SpinCo to comply with the provisions of this Agreement.
(c)   RemainCo agrees, and any other Holder agrees by acquisition of such Registrable Securities, that, upon receipt of any written notice from SpinCo of the occurrence of any event of the kind described in Section 2.4(a)(vi), such Holder will forthwith discontinue the Sale of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.4(a)(vi), or until such Holder is advised in writing by SpinCo that the use of the Prospectus may be resumed, and if so directed by SpinCo, such Holder will deliver to SpinCo (at SpinCo’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event SpinCo shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 2.4(a)(vi) or is advised in writing by SpinCo that the use of the Prospectus may be resumed.
Section 2.5   Holdback Agreements.   To the extent requested in writing by the managing underwriter or underwriters of any Underwritten Offering, SpinCo agrees not to, and shall exercise reasonable best efforts to obtain agreements (in the underwriters’ customary form) from its directors, executive officers and beneficial owners of five percent (5%) or more of SpinCo Common Stock not to, directly or indirectly offer, Sell, pledge, contract to Sell (including any short Sale), grant any option to purchase or otherwise Sell any equity securities of SpinCo or enter into any hedging transaction relating to any equity securities of SpinCo during the ninety (90) days beginning on pricing date of such Underwritten Offering (except as part of such Underwritten Offering or any Distribution or pursuant to registrations on Form S-8 or S-4 or any successor forms thereto) unless the managing underwriter or underwriters otherwise agree to a shorter period.
Section 2.6   Underwritten Offerings; Exchange Offers.   If requested by the managing underwriters for any Underwritten Offering or dealer-managers for any Exchange Offer, SpinCo shall enter into an underwriting agreement or dealer-manager agreement with such underwriters or dealer-managers (or other financial institutions facilitating the resale of Registrable Securities pursuant to any Registration Statement) for such offering; provided, however, that no Holder shall be required to make any representations or warranties to SpinCo or the underwriters or dealer-managers (or other financial institutions facilitating the resale of Registrable Securities pursuant to any Registration Statement), other than representations and warranties regarding such Holder and such Holder’s intended method of distribution, or to undertake any indemnification obligations to SpinCo or the underwriters or dealer-managers (or other financial institutions facilitating the resale of Registrable Securities pursuant to any Registration Statement) with respect thereto, except as otherwise provided in Section 2.9 hereof.
Section 2.7   Convertible or Exchange Registration; Registration Rights with Participating Investors.
(a)   If any Holder of Registrable Securities offers any options, rights, warrants or other securities issued by it or any other Person that are offered with, convertible into or exercisable or exchangeable for any Registrable Securities, the Registrable Securities underlying such options, rights, warrants or other securities shall be eligible for Registration pursuant to Section 2.1 and Section 2.2 hereof (a “Convertible or Exchange Registration”).
(b)   If one or more members of the RemainCo Group decides to engage, directly or indirectly, in an Exchange with one or more Participating Investors, SpinCo shall, upon RemainCo’s request, enter into a registration rights agreement with the Participating Investors in connection with such Exchange, as applicable, on terms and conditions consistent with this Agreement (other than the voting provisions contained in Article III hereof) and reasonably satisfactory to SpinCo and the RemainCo Group.
Section 2.8   Registration Expenses Paid By SpinCo.   In the case of any Registration of Registrable Securities required pursuant to this Agreement (including any Registration that is delayed or withdrawn) or proposed Underwritten Offering pursuant to this Agreement, SpinCo shall pay all Registration Expenses regardless of whether the Registration Statement becomes effective or the Underwritten Offering is completed.
Section 2.9   Indemnification.
(a)   Indemnification by SpinCo.   SpinCo shall indemnify, defend and hold harmless, to the fullest extent permitted by law, each Holder, such Holder’s Affiliates and its and their respective officers, directors, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons (collectively, the “Holder Indemnified Parties”) from and against any and all Liabilities to the extent relating to, arising out of or resulting from (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which the Sale of such Registrable Securities was Registered under the Securities Act (including any final or preliminary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or any such statement made in any free writing prospectus (as defined in Rule 405 under the Securities Act) that SpinCo has filed or is required to file pursuant to Rule 433(d) under the Securities Act, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in the light of the circumstances under which they were made) not misleading; provided, however, that SpinCo shall not be liable to any particular Holder Indemnified Party in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement in reliance upon and in conformity with written information furnished to SpinCo by such Holder Indemnified Party expressly for use in the preparation thereof. This indemnity shall be in addition to any liability SpinCo may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Holder Indemnified Party and shall survive the transfer of such securities by such Holder.
(b)   Indemnification by the Selling Holder.   Each selling Holder shall (severally and not jointly) indemnify, defend and hold harmless, to the fullest extent permitted by law, SpinCo and its directors, officers, employees, advisors, agents and each Person who controls SpinCo (within the meaning of the Securities Act and the Exchange Act) (collectively, the “SpinCo Indemnified Parties” and, together with the Holder Indemnified Parties, the “Indemnified Parties”) from and against any and all Liabilities to the extent relating to, arising out of or resulting from (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which the Sale of such Registrable Securities was Registered under the Securities Act (including any final or preliminary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or any such statement made in any free writing prospectus that SpinCo has filed or is required to file pursuant to Rule 433(d) under the Securities Act, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in the light of the circumstances under which they were made) not misleading to the extent, but, in each case (i) or (ii), only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such selling Holder to SpinCo specifically for inclusion in such Registration Statement, Prospectus, preliminary Prospectus or free writing prospectus. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the Sale of the Registrable Securities giving rise to such indemnification obligation. This indemnity shall be in addition to any liability the selling Holder may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of SpinCo or any SpinCo Indemnified Party.
(c)   Conduct of Indemnification Proceedings.   Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent that it is materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the applicable Indemnified Party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (iii) the applicable Indemnified Party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other Indemnified Parties that are different from or in addition to those available to the indemnifying party, or (iv) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld, conditioned or delayed. If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the applicable Indemnified Party, which consent may not be unreasonably withheld, conditioned or delayed. No indemnifying party shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of an unconditional release from all liability in respect to such claim or litigation. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time from all such Indemnified Party or Indemnified Parties unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party, (y) an applicable Indemnified Party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other Indemnified Parties or (z) a conflict or potential conflict exists or may exist (based on advice of counsel to an applicable Indemnified Party) between such Indemnified Party and the other Indemnified Parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.
(d)   Contribution.   If for any reason the indemnification provided for in Section 2.9(a) or Section 2.9(b) is unavailable to an Indemnified Party or insufficient to hold it harmless as contemplated by Section 2.9(a) or Section 2.9(b), then the indemnifying party shall contribute to the amount paid or payable by the Indemnified Party as a result of such Liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the Indemnified Party on the other hand. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything in this Section 2.9(d) to the contrary, no indemnifying party (other than SpinCo) shall be required pursuant to this Section 2.9(d) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the Sale of Registrable Securities in the offering to which the Liability of the Indemnified Parties relate (before deducting expenses, if any) exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.9(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an Indemnified Party hereunder shall be deemed to include, for purposes of this Section 2.9(d), any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in respect of, or otherwise incurred in connection with, any such Liability. If indemnification is available under this Section 2.9, the indemnifying parties shall indemnify each Indemnified Party to the fullest extent provided in Section 2.9(a) and Section 2.9(b) hereof without regard to the relative fault of said indemnifying parties or Indemnified Party.
Section 2.10   Reporting Requirements; Rule 144.   Until the expiration or termination of this Agreement in accordance with its terms, SpinCo shall be and remain in compliance with the periodic filing requirements imposed under the SEC’s rules and regulations, including the Exchange Act, and any other applicable laws or rules, and shall timely file such information, documents and reports as the SEC may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act (“Required Reports”). If SpinCo is not required to file such reports, it will, upon the request of any Holder, make publicly available such necessary information for so long as necessary to permit Sales pursuant to Rule 144 or Regulation S under the Securities Act, and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to Sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (b) any rule or regulation hereafter adopted by the SEC. From and after the date hereof through the first anniversary of the date upon which no Holder owns any Registrable Securities, SpinCo shall forthwith upon request furnish any Holder (i) a written statement by SpinCo as to whether it has complied with such requirements and, if not, the specifics thereof, (ii) a copy of the most recent annual or quarterly report of SpinCo, and (iii) such other reports and documents filed by SpinCo with the SEC as such Holder may reasonably request in availing itself of an exemption for the Sale of Registrable Securities without registration under the Securities Act.
Section 2.11   Other Registration Rights.   SpinCo shall not grant to any Persons the right to request SpinCo to Register any equity securities of SpinCo, or any securities convertible or exchangeable into or exercisable for such securities, whether pursuant to “demand,” “piggyback,” or other rights, unless such rights are subject and subordinate to the rights of the Holders under this Agreement.
ARTICLE III
VOTING RESTRICTIONS
Section 3.1   Voting of SpinCo Common Stock.
(a)   From the date of the Distribution until the earlier of (x) the date that the RemainCo Group ceases to own any Retained Shares and (y) the termination of this Agreement, RemainCo shall, and shall cause each member of the RemainCo Group to (in each case, to the extent that they own any Retained Shares), be present, in person or by proxy, at each and every SpinCo stockholder meeting, and otherwise to cause all Retained Shares owned by them to be counted as present for purposes of establishing a quorum at any such meeting, and to vote or consent on any matter (including waivers of contractual or statutory rights), or cause to be voted or consented on any such matter, all such Retained Shares in proportion to the votes cast by the other holders of SpinCo Common Stock on such matter.

(b)   RemainCo hereby revokes, and shall cause each member of the RemainCo Group (to the extent that they own any Retained Shares) to revoke, any and all previous proxies granted by them with respect to the Retained Shares owned (whether beneficially or of record) by them as of the date of this Agreement. From the date of the Distribution until the earlier of (x) the date that the RemainCo Group ceases to own any Retained Shares and (y) the termination of this Agreement, RemainCo hereby grants to, and shall cause each member of the RemainCo Group (to the extent that they own any Retained Shares) to grant to, SpinCo or its designees (determined in SpinCo’s sole discretion) an irrevocable proxy, with full power of substitution and resubstitution, which shall be deemed coupled with an interest sufficient in law to support an irrevocable proxy to SpinCo or its designees (determined in SpinCo’s sole discretion), to vote, with respect to any matter (including waivers of contractual or statutory rights), all Retained Shares owned (whether beneficially or of record) by them, in proportion to the votes cast by the other holders of SpinCo Common Stock on such matter; provided that (i) such proxy shall automatically be revoked as to a particular Retained Share upon any Sale of such Retained Share from a member of the RemainCo Group to a Person other than a member of the RemainCo Group and (ii) nothing in this Section 3.1 shall limit or prohibit any such Sale.
ARTICLE IV
MISCELLANEOUS
Section 4.1   Term.   This Agreement shall terminate upon the earlier of (x) such time as there are no Registrable Securities and (y) the mutual agreement of the parties hereto, except for the provisions of Section 2.8 and Section 2.9 and all of this Article IV, which shall survive any such termination.
Section 4.2   Successors, Assigns and Transferees.
(a)   The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the parties and their respective successors and permitted assigns. SpinCo may assign this Agreement at any time in connection with a Sale or acquisition of SpinCo, whether by merger, consolidation, Sale of all or substantially all of SpinCo’s assets, or similar transaction, without the consent of the Holders; provided that the successor or acquiring Person agrees in writing to assume all of SpinCo’s rights and obligations under this Agreement. RemainCo may assign this Agreement to any member of the RemainCo Group or at any time in connection with a sale or acquisition of RemainCo, whether by merger, consolidation, sale of all or substantially all of RemainCo’s assets, or similar transaction, without the consent of SpinCo.
(b)   In connection with the Sale of Registrable Securities, RemainCo may assign its Registration-related rights and obligations under this Agreement relating to such Registrable Securities to the following transferees in such Sale: (i) a member of the RemainCo Group to which Registrable Securities are Sold, (ii) one or more Participating Investors to which Registrable Securities are Sold, or (iii) any other transferee that acquires a number of Registrable Securities that constitutes at least five percent (5%) of the then issued and outstanding shares of SpinCo Common Stock; provided, that in the case of clauses (i), (ii) or (iii): (x) SpinCo is given written notice prior to or at the time of such Sale stating the name and address of the transferee and identifying the securities with respect to which the Registration-related rights and obligations are being Sold; and (y) the transferee executes a counterpart in the form attached hereto as Exhibit A and delivers the same to SpinCo (any such transferee in such Sale, a “Transferee”). In connection with the Sale of Registrable Securities, a Transferee or Subsequent Transferee (as defined below) may assign its Registration-related rights and obligations under this Agreement relating to such Registrable Securities to the following subsequent transferees: (A) an Affiliate of such Transferee to which Registrable Securities are Sold, (B) any subsequent transferee to which Registrable Securities are Sold, if SpinCo provides prior written consent to the transfer of such Registration-related rights and obligations along with the Sale of Registrable Securities or (C) any other subsequent transferee that acquires at least five percent (5%) of the number of Registrable Securities beneficially owned by RemainCo immediately following the completion of the Distribution; provided, that in the case of clauses (A), (B) or (C), (x) SpinCo is given written notice prior to or at the time of such Sale stating the name and address of the subsequent transferee and identifying the securities with respect to which the Registration-related rights and obligations are being assigned and (y) the subsequent transferee executes a counterpart in the form attached hereto as Exhibit A and delivers the same to SpinCo (any such subsequent transferee, a “Subsequent Transferee”).

Section 4.3   Registrations, Exchanges, Etc..   Notwithstanding anything to the contrary that may be contained in this Agreement, the provisions of this Agreement shall apply to the fullest extent set forth herein with respect to (a) any shares of SpinCo Common Stock, now or hereafter authorized to be issued, (b) any and all securities of SpinCo into which the shares of SpinCo Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by SpinCo and (c) any and all securities of any kind whatsoever of SpinCo or any successor or permitted assign of SpinCo (whether by merger, consolidation, Sale of assets or otherwise) which may be issued on or after the date hereof in respect of, in conversion of, in exchange for or in substitution of, the shares of SpinCo Common Stock, and shall be appropriately adjusted for any stock dividends, or other distributions, stock splits or reverse stock splits, combinations, recapitalizations, mergers, consolidations, exchange offers or other reorganizations occurring after the date hereof.
Section 4.4   Further Assurances.   In addition to the actions specifically provided for elsewhere in this Agreement, each of the Parties shall use its reasonable best efforts, prior to, on and after the Effective Time, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable Laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement.
Section 4.5   Conflicting Agreements.   In the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Separation Agreement or any Ancillary Agreement, this Agreement shall control with respect to the subject matter hereof.
Section 4.6   Miscellaneous.   Article X of the Separation Agreement (other than Sections 10.9 (Assignment) and 10.22 (Public Announcements)) shall apply to this Agreement mutatis mutandis; provided that in the event of any conflict between the provisions of Article X of the Separation Agreement and this Agreement, the provisions of this Agreement shall control.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.
FEDEX CORPORATION
By:	/s/ Alana L. Griffin
	Name:	Alana L. Griffin
	Title:	Staff Vice President — Securities & Corporate Law and Assistant Secretary
FEDEX FREIGHT HOLDING COMPANY, INC.
By:	/s/ C. Edward Klank III
	Name:	C. Edward Klank III
	Title:	President